Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2025 Third QUARTER RESULTS

THE WOODLANDS, TX – December 10, 2024 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2025 third quarter ended October 31, 2024.

Revenues from continuing operations for the third quarter of fiscal 2025 were approximately $12.1 million compared to approximately $5.0 million in the third quarter of fiscal 2024. The Company reported operating income from continuing operations of approximately $1.9 million for the third quarter of fiscal 2025 compared to an operating loss of $1.5 million for the third quarter of fiscal 2024. Net income for the third quarter of fiscal 2025 amounted to $1.3 million compared to $568,000 in the third quarter of fiscal 2024. Third quarter of fiscal 2025 net income attributable to common shareholders (after the effect of the conversion of preferred stock into common stock) was $15.7 million, or $2.87 per share compared to a loss of $379,000, or a loss of $0.27 per share in the third quarter last year. Adjusted EBITDA from continuing operations for the third quarter of fiscal 2025 was approximately $2.0 million compared to a loss of $1.1 million in the third quarter of fiscal 2024.

Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss)and cash provided by (used) in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Products related to our Seamap segment as of October 31, 2024 was approximately $26.2 million which was flat sequentially compared to backlog as of July 31, 2024.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We are very pleased to report that third quarter revenue grew 21% sequentially and 143% over last year’s third quarter. We continue to capitalize on macro tailwinds and customer engagement to stimulate order flow and generate improved results. We are also continually working to improve our execution, efficiency and cost structure, which we expect to contribute to sustained profitability in future quarters. As in the second quarter, we generated positive cash flow from operations in this quarter, increasing our cash balance to $3.5 million as of October 31, 2024.

“We have begun our fiscal fourth quarter with a strong backlog of approximately $26.2 million, essentially flat compared to our second quarter. Looking closer, however, we made substantial order deliveries during the third quarter that contributed to our 21% sequential revenue growth, and we were able to balance this growth with new orders. We expect this trend to continue in future periods and have an active pipeline of pending orders and other prospects that total more than twice our backlog of orders received. The combination of our improved capital structure, encouraging business environment, robust backlog and exceptional pipeline of opportunities gives us confidence for improved financial results in the coming quarters and fiscal year,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Wednesday, December 11, 2024 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2025 third quarter results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference call live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through December 18, 2024 and may be accessed by calling (201) 612-7415 and using passcode 13750138#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended October 31, 2024 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	October 31, 2024	January 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,505	$5,289
Accounts receivable, net of allowance for credit losses of $332 at each of October 31, 2024 and January 31, 2024	9,471	6,566
Inventories, net	17,249	13,371
Prepaid expenses and other current assets	1,039	3,113
Total current assets	31,264	28,339
Property and equipment, net	775	818
Operating lease right-of-use assets	1,526	1,324
Intangible assets, net	2,420	2,888
Deferred tax asset	122	122
Total assets	$36,107	$33,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,179	$1,623
Deferred revenue	248	203
Customer deposits	3,112	3,446
Accrued expenses and other current liabilities	1,742	2,140
Income taxes payable	2,093	2,114
Operating lease liabilities - current	660	751
Total current liabilities	10,034	10,277
Operating lease liabilities - non-current	866	573
Total liabilities	10,900	10,850
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; no shares issued and outstanding at October 31, 2024 and 1,683 shares issued and outstanding at January 31, 2024	—	37,779
Common stock, $0.01 par value; 40,000 shares authorized; 7,969 shares issued and outstanding at October 31, 2024 and 1,406 shares issued and outstanding at January 31, 2024	80	14
Additional paid-in capital	135,572	113,121
Accumulated deficit	(110,479)	(128,307)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	25,207	22,641
Total liabilities and stockholders’ equity	$36,107	$33,491

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2024	2023	2024	2023
Revenues:
Sales of marine technology products	$12,105	$4,974	31,819	23,132
Cost of sales:
Sales of marine technology products	6,684	2,721	17,402	13,402
Gross profit	5,421	2,253	14,417	9,730
Operating expenses:
Selling, general and administrative	2,762	2,941	8,305	9,160
Research and development	562	508	1,352	1,479
Depreciation and amortization	221	257	724	892
Total operating expenses	3,545	3,706	10,381	11,531
Operating income (loss)	1,876	(1,453)	4,036	(1,801)
Other income (expense):
Interest expense	—	(169)	—	(536)
Other, net	(189)	25	320	336
Total other income (expense)	(189)	(144)	320	(200)
Income (loss) from continuing operations before income taxes	1,687	(1,597)	4,356	(2,001)
Provision for income taxes	(396)	(112)	(1,313)	(590)
Net income (loss) from continuing operations	1,291	(1,709)	3,043	(2,591)
Income from discontinued operations, net of income taxes	—	2,277	—	1,424
Net income (loss)	$1,291	$568	$3,043	$(1,167)
Preferred stock dividends - declared	—	(947)	—	(947)
Preferred stock dividends - undeclared	(368)	—	(2,262)	(1,894)
Effect of preferred stock conversion	14,785	—	14,785	—
Net Income (loss) attributable to common stockholders	$15,708	$(379)	$15,566	$(4,008)
Net Income (loss) per common share - Basic and Diluted
Continuing operations	$2.87	$(1.89)	$5.62	$(3.86)
Discontinued operations	$—	$1.62	$—	$1.01
Net income (loss)	$2.87	$(0.27)	$5.62	$(2.85)
Shares used in computing net income (loss) per common share:
Basic and diluted	5,473	1,406	2,772	1,406

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$3,043	$(1,167)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	724	1,230
Stock-based compensation	141	264
Gain on sale of Klein	—	(2,393)
Provision for inventory obsolescence	67	23
Gross profit from sale of other equipment	(457)	(385)
Changes in:
Accounts receivable	(3,006)	(688)
Unbilled revenue	164	51
Inventories	(3,944)	(3,174)
Prepaid expenses and other current and long-term assets	2,076	566
Income taxes receivable and payable	(24)	(21)
Accounts payable, accrued expenses and other current liabilities	98	(1,045)
Deferred revenue and customer deposits	(289)	1,115
Net cash used in operating activities	(1,407)	(5,624)
Cash flows from investing activities:
Purchases of property and equipment	(213)	(199)
Proceeds from the sale of Klein, net	—	10,832
Sale of other equipment	457	385
Net cash provided by investing activities	244	11,018
Cash flows from financing activities:
Preferred stock conversion transaction costs	(619)	—
Net proceeds from short-term loan	—	2,947
Payment on short-term loan	—	(3,750)
Refund of prepaid interest on short-term loan	—	214
Net cash used in financing activities	(619)	(589)
Effect of changes in foreign exchange rates on cash and cash equivalents	(2)	(14)
Net change in cash and cash equivalents	(1,784)	4,791
Cash and cash equivalents, beginning of period	5,289	778
Cash and cash equivalents, end of period	$3,505	$5,569

MIND TECHNOLOGY, INC.

Reconciliation of Net Income (Loss) and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA from Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA from continuing operations	(in thousands)
Net income (loss)	$1,291	$568	$3,043	$(1,167)
Interest expense, net	—	169	—	536
Depreciation and amortization	221	290	724	1,230
Provision for income taxes	396	112	1,313	590
EBITDA (1)	1,908	1,139	5,080	1,189
Stock-based compensation	47	106	141	264
Income from discontinued operations net of depreciation and amortization	—	(2,308)	—	(1,762)
Adjusted EBITDA from continuing operations (1)	$1,955	$(1,063)	$5,221	$(309)
Reconciliation of Net Cash Provided by (Used in) Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$2,288	$(2,147)	$(1,407)	$(5,624)
Gain on Sale of Klein	—	2,393	—	2,393
Stock-based compensation	(47)	(106)	(141)	(264)
Provision for inventory obsolescence	(22)	(23)	(67)	(23)
Changes in accounts receivable (current and long-term)	(115)	(2,570)	2,842	637
Interest paid, net	—	169	—	576
Taxes paid, net of refunds	473	192	1,411	617
Gross profit from sale of other equipment	—	49	457	385
Changes in inventory	(1,798)	2,841	3,944	3,174
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	2,161	(427)	191	(70)
Changes in prepaid expenses and other current and long-term assets	(1,034)	763	(2,076)	(566)
Other	2	5	(74)	(46)
EBITDA (1)	$1,908	$1,139	$5,080	$1,189

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.